UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A Amendment No. 1 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): 3/02/2011

VERIFONE SYSTEMS, INC.

(Exact name of registrant as specified in its charter) Commission File Number: 001-32465

Delaware	04-3692546
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2099 Gateway Place, Suite 600
San Jose, CA 95110
(Address of principal executive offices, including zip code)

408-232-7800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

     VeriFone Systems, Inc. (the “Company”) is filing this amendment to its Current Report on Form 8-K, as filed with the Securities and Exchange Commission on March 1, 2011, solely to add the Non-GAAP to GAAP reconciliations for the Q410 financial measures and certain Non-GAAP revenue information presented in the Supplementary Financial Information included in Exhibit 99.1 thereto which were inadvertently omitted. All other information included in the original filing is unchanged.

Item 2.02. Results of Operations and Financial Condition

     On March 1, 2011, the Company hosted a conference call and webcast to report its financial results for the fiscal quarter ended January 31, 2011. During the call, the Company presented supplemental financial information along with reconciliations of Non-GAAP financial measures to GAAP. Attached hereto as Exhibit 99.1 are the Non-GAAP to GAAP reconciliations for Non-GAAP Q410 financial measures and Non-GAAP revenue by region information presented in the supplemental financial information which were omitted from the original filing.

     This Form 8-K/A and the attached exhibit are provided under Item 2.02 of Form 8-K and are furnished to, but shall not be deemed filed with, the Securities and Exchange Commission or incorporated by reference into the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

99.1	Additional Non-GAAP to GAAP Reconciliations for First Quarter Fiscal 2011 Supplemental Financial Information

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VeriFone Systems, Inc.

Date: March 2, 2011	By:	/s/ Albert Liu

Albert Liu
Senior Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.	Description
Ex-99.1	Additional Non-GAAP to GAAP Reconciliations for First Quarter Fiscal 2011 Supplemental
Financial Information